                                                                     EXHIBIT 4.3

THESE WARRANTS AND ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


                                    WARRANT
                       TO PURCHASE CLASS A COMMON STOCK

Warrant No. 01
---------------

     This Warrant issued by Amerigon Incorporated, a California corporation (the "Company"), as of December 29, 1995, entitles Sutro & Co. Incorporated (the "Registered Holder") to purchase Fifty Thousand (50,000) shares of the Company's Class A Common Stock at an initial purchase price of $10.25 per share (the"Purchase Price").

     This Warrant is being issued pursuant to the Private Placement Agreement dated July 5, 1995, between the Company and the Registered Holder.

     SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

          (a) "Common Stock" shall mean the Class A Common Stock of the Company, whether now or hereafter authorized.

          (b) "Corporate Office" shall mean the office of the Company at which at any particular time its principal business shall be administered, which office is located at the date hereof at 404 E. Huntington Drive, Monrovia, California, 91016. Attention: Chairman or President.

          (c) "Exercise Date" shall mean the date on which the Company shall have received both (a) at Warrant and a Notice of Exercise in the form attached hereto, both duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

          (d)  "Initial Warrant Exercise Date" shall mean December 29, 1995.

          (e) "Purchase Price" shall mean the initial purchase price to be paid per share of Common Stock upon exercise of each Warrant in accordance with the terms hereof, which price shall be $10.25, subject to adjustment from time to time pursuant to the provisions of Section 7 hereof, and subject to the Company's right to reduce the Purchase Price upon notice to all Registered Holders.

          (f) "Registered Holders" shall mean the persons in whose names the Warrants shall be registered on the books maintained by the Company.

          (g) "Warrant Expiration Date" shall mean 5:00 P.M. (California time) on December 28, 2000; provided that if such date shall in the State of California be a holiday or a day on which banks are authorized to close, then 5:00 P.M. (California time) on the next following day which in the State of California is not a holiday or a day on which banks are authorized to close. Upon notice to all Registered Holders the Company shall have the right to extend the Warrant Expiration Date.

          (h) "Warrant Shares" shall mean the shares of Common Stock issued or issuable, as the case may be, from time to time upon exercise of the Warrants, subject to modification and adjustment as provided in Section 7.

     SECTION 2.  Issuance of Warrants

          (a) This Warrant initially entitles the Registered Holder to purchase an aggregate of 50,000 Warrant Shares.

          (b) From time to time, up to the Warrant Expiration Date, the Company shall execute and deliver Warrants in required whole number denominations to the person entitled thereto in connection with any exchange permitted under this Warrant provided that no Warrant shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the partial exercise of this Warrant, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any exchange pursuant to Section 5; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrants pursuant to Section 6; and (v) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect (a) any adjustment or change in the Purchase Price or the number of Warrant Shares made pursuant to Section 7 hereof and (b) other modifications approved by Registered Holders.

     SECTION 3.  Form and Execution of Warrants; Exercise of Warrants

          (a) Warrants shall be executed on behalf of the Company by its Chairman of the Board, President, any Vice President or Chief Financial Officer by manual signatures. In case any officer of the Company who shall have signed any of the Warrants shall cease to be such officer of the Company before the date of issuance of the Warrants and issue and delivery thereof. such Warrants may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrants and not ceased to be such officer of the Company. After execution by the Company, each Warrant shall then be delivered to the Registered Holder.

          (b) Each Warrant may be exercised by the Registered Holder thereof at any time or from time to time on or after the Initial

Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terns and subject to the conditions set forth herein. A Warrantshall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Company shall deposit the proceeds received from the exercise of a Warrant, and promptly after clearance of checks received in payment of the Purchase Price pursuant to such Warrants, cause to be issued and delivered by the Company's transfer agent to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a Warrant for any remaining unexercised Warrants of the Registered Holder).

     SECTION 4. Certain Covenants of the Company.

          (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Purchase Price shall, at the tune of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issued thereof (other than those which the Company shall promptly pay or discharge).

          (b) The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to the exercise of the Warrants: provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any State in which such exercise would be unlawful.

          (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants, provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant being exercise, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

          (d) The Company will take such action as any Registered Holder may reasonable request, all to the extent required from time to time to facilitate any sale or disposition by any such holder of the Warrants or Warrant Shares without registration under the Act and/or any applicable state securities laws within the limitation of the exemptions provided by any rule or regulation thereunder, including, without limitation, Rule 144 under the Act (but excluding Rule 144A thereunder). In addition, the Company will cooperate with each Registered Holder in supplying such information as may be necessary to complete and file any information reporting forms presently or thereafter required by any regulatory authority; including, without limitation, the

Securities and Exchange Commission, as a condition to exemption from the Act and/or any applicable state securities law for the sale or other disposition of any Warrant or any Warrant Shares.

          (e) The Company shall indemnify, save and hold harmless the Registered Holder and the holder of any Warrant Shares from and against any and all liability, loss, costs, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred by such holder in connection with preserving, exercising and/or enforcing any of the terms hereof.

     SECTION 5. Transfer and Exchange of Warrant.

         (a) Upon surrender for registration of transfer or exchange of this Warrant at the Corporate Office, the Company shall execute and deliver in the name of the designated transferee or transferees one or more new Warrants representing the right to purchase at the Purchase Price a like aggregate number of Warrant Shares. At the option of the holder hereof, this Warrant may be exchanged for the other Warrants representing the right to purchase a like aggregate number of Warrant Shares upon surrender of this Warrant at such office. Whenever this Warrant is so surrendered for exchange, the Company shall execute and deliver the Warrants which the holder making the exchange is entitled to receive, provided, that Warrant Shares issuable pursuant to the exchanged Warrants shall be issuable in an amount representing a whole number of Warrant Shares. Every Warrant presented or surrendered for registration of transfer or exchange shall be accompanied by an Assignment in the form attached hereto duly executed by the holder thereof or its attorney duly authorized in writing. All Warrants issued upon any registration of transfer or exchange of other Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange. If any Warrant is to be issued in the name or names of anyone other than the Registered Holder, then, if required by the Company, the Registered Holder thereof shall deliver with such Warrant an opinion of counsel to the effect that the sale, transfer, or assignment of the Warrant Shares to be transferred or exchanged is exempt form the requirements of the Act, which opinion shall be addressed to the Company, provided at the expense of the Registered Holder of the Warrant to be transferred or exchanged and provided by counsel reasonable satisfactory to the Company and in of the form and substance reasonably satisfactory to the Company.

          (b) the Company shall keep at its office books in which it shall register the Warrants in accordance with its practice (the "Warrant Register"). The Company shall not at any time close the Warrant Register so as to result in preventing or delaying the exercise or transfer of this Warrant.

          (c) The Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          (d) All Warrants surrendered for exercise, transfer, or for exchange in case of mutilated Warrants, shall be promptly canceled by the Company and thereafter retained by the Company until the Warrant Expiration Date, or such other time as the Company shall determine solely with its discretion.

     SECTION 6. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of loss, theft or destruction) upon surrender and cancellation thereof, the Company shall execute and deliver to the Registered Holder in lieu thereof a new Warrant or like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe or require.

     SECTION 7. Adjustment of Exercise Price and Number of Shares of Common Stock or Warrants.

         (a) Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time, the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor.

              (i) other or additional stock or other securities or property (other than cash) by way of dividend, or

             (ii) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

            (iii) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification recapitalization, combination of shares or similar corporate rearrangement.

other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in subsection 7(c)(i), then and in each such case the holder of this Warrant, on the exercise hereof, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (ii) and (iii) of this section 7(a) which such holder would hold on the date of such exercise if on the date hereof he had been the holder of record of the finally determined number of Warrant Shares subject to this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (ii) and (iii) of this section 7(a) receivable by him as aforesaid during such period giving effect to all adjustments called for during such period by sections 7(b) and 7(c).

           (b)  Adjustment for Reorganization, Consolidation, Merger, etc.

               (i) In case at any time or from time to time, the Company shall at any time consolidate with or merge into another corporation, the holder hereof will thereafter receive, upon the exercise hereof, the securities or property to which a holder of the number of share of Common Stock then deliverable upon the exercise hereof would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrant. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

               (ii) In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holder of this Warrant after the effective date of such dissolution pursuant to this Section 7(b) to the Registered Holder.

               (iii) Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 7(b), this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the share of stock and other securities and property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company.

          (c)  Adjustment for Stock Splits, Etc.

              (i) Stock Splits, Etc. In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding share of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this subsection 7(c)(i). The holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this subsection 7(c)(i) be issuable on such exercise by a fraction of which
(i) the numerator is the Purchase Price which would otherwise(but for the provisions of this subsection 7(c)(i) be in effect, and(ii) the denominator is the Purchase Price in effect on the date of such exercise.

         (d) Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or independent certified public accountants of recognized standing selected by the Company to compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (ii) the number of shares of common stock to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

     SECTION 8.  Fractional Warrants and Fractional Shares.

          (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 7 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Registered Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

               (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ National Market ("NMS"), the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the Exercise Date or if no closing sale price is quoted, the average of the closing bid and asked prices for such day on such exchange or system; or

                (ii) If the Common Stock is listed in the over-the-counter market (other than on NMS) or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the Exercise Date; or

                 (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be the Purchase Price.

     SECTION 9. Warrantholder Not Deemed Stockholder. No Holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

     10.   Registration Rights.

          (a) Demand Registration Right. The Company covenants and agrees with the Registered Holder and any subsequent Registered Holders of the Warrants and/or Warrants Shares that, on one occasion, within 60 days after receipt of a written request from Registered Holders of more than 50% in interest of the aggregate of Warrants and/or Warrant Shares issued pursuant hereto, the Company shall, on one occasion, file a registration statement (and use its best efforts to cause such registration statement to become effective under the Act at the Company's expense) with respect to the offering and sale or other disposition of the Warrant Shares (the "Offered Warrant Shares"). The Company shall not be obligated to file and have declared effective a registration statement with respect to the Offered Warrant Shares on more than one occasion.

     The Company may defer the filing of a registration statement for up to 90 days after the request for registration is made if the Board of Directors determines in good faith that such registration or post-effective amendment would adversely affect or otherwise interfere with a proposed or pending transaction by the Company, including without limitation a material financing or a corporate reorganization, or during any period of time in which the Company is in possession of material inside information concerning the Company or its securities, which information the Company determines in good faith is not ripe for discharge.

     The Company shall not honor any request to register Warrant Shares pursuant to this Section received later than the Warrant Expiration Date. The Company shall not be required (i) to maintain the effectiveness of the registration statement beyond the earlier to occur of 120 days after the effective date of the registration statement or the date on which all of the Offered Warrant Shares have been sold (the "Termination Date"); provided, however, that if at the Termination Date the Offered Warrant Shares are covered by a registration statement which also covers other securities and which is required to remain in effect beyond the Termination Date, the Company shall maintain in effect such registration statement as it relates to Offered Warrant Shares for so long as such registration statement (or any substitute registration statement) remains or is required to remain in effect for any such other securities. All expenses of registration pursuant to this subsection 10(a) shall be borne by the Company.

     The Company shall be obligated pursuant to this Section to include in the registration statement Warrant Shares that have not yet been purchased by a Registered Holder of Warrants so long as such Registered Holder of Warrants submits an undertaking to the Company that such Registered Holder intends to exercise Warrants representing the number of Warrant Shares to be included in such registration statement prior to the consummation of the public offering with respect to such Warrant Shares. In addition, such Registered Holder of Warrants is permitted to pay the Company the Warrant Price for such Warrant Shares upon the consummation of the public offering with respect to such Warrant Shares.

      (b) Piggy-back Registration Rights. The Company covenants and agrees with the Registered Holders and any subsequent Registered Holders of the Warrants and/or Warrant Shares that in the event the Company proposes to file a registration statement under the Act with respect to any class of security (other than in connection with an exchange offer, an non-cash offer or a registration statement on Form S-8 or Form S-4 or other unsuitable registration statement form) which becomes effective then the Company shall in each case give written notice of such proposed filing to the Registered Holders of Warrants and Warrant Shares at least 30 days before the proposed filing date and such notice shall offer to such Registered Holders the opportunity to include in such registration statement such number of Warrant Shares as they may request, unless, in the opinion of counsel to the Company reasonably acceptable to any such Registered Holder of Warrants or Warrant Shares who wishes to have Warrant Shares included in such registration statement, registration under the Act is not required for the transfer of such Warrants and/or Warrant Shares in manner proposed by such Registered Holders. The Company shall not honor any such request to register any such Warrant Shares if the request is received later than the Warrant Expiration Date, and the Company shall not be required to honor any request (a) to register any such Warrant Shares if the Company is not notified in writing of any such request pursuant to this Section within at least 20 days after the Company has given notice to the Registered Holders of the filing, or (b) to register Warrant Shares that represent in the aggregate fewer than 25% of the aggregate number of Warrant Shares. The Company shall permit, or shall cause the managing underwriter of a proposed offering to permit, the Registered Holders of Warrant Shares requested to be included in the registration (the "Piggy-back Shares") to include such Piggy-back Shares in the proposed offering on the same terms and conditions as applicable to securities of the Company included therein or as applicable to securities of any person other than the Company and the Registered Holders of Piggy-back Shares if the securities of any such person are included therein. Notwithstanding the foregoing, if any such managing underwriter shall advise the Company in writing that it believes that the distribution of all or a portion of the Piggy-back Shares requested to be included in the registration statement concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the number of shares to be offered for the account of all persons (other than the Company or such other persons on whose behalf the underwritten offering was initiated) participating in such registration shall be reduced or limited (to zero if necessary) pro rata in proportion to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters. All expenses of the piggy-back registration pursuant to this section 10(b) shall be borne by the Company, except that underwriting commissions and expenses attributable to the Piggy-back Shares and fees and disbursements of counsel (if any) to the Registered Holders requesting that such Piggy-back Shares be offered will be borne by such Registered Holders.

     The Company shall be obligated pursuant to this subsection 10(b) to include in the Piggy-back Offering, Warrant Shares that have not yet been purchased by a Registered Holder of Warrants so long as such Registered Holder of Warrants submits an undertaking to the Company that such Registered Holder intends to exercise Warrants representing the number of Warrant Shares to be included in such Piggy-back Offering prior to the consummation of such Piggy-back Offering. In addition, such Registered Holder of Warrants is permitted to pay the Company the Warrant Price for such Warrant Shares upon the consummation of the Piggy-back Offering.

     If the Company decides not to proceed with a Piggy-back Offering, the Company has no obligation to proceed with the offering of the Piggy-back Shares.

               (c) In connection with the registration of Warrant Shares in accordance with this Section, the Company agrees to:

                    (i) Use its best efforts to register or qualify the Warrant Shares for offer or sale under the state securities or Blue Sky laws of such states which the Registered Holders of such Warrant Shares shall designate, until the dates specified in subsections 10(a) and 10(b) above in connection with registration under the Act; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or to register or get a license as a broker or dealer in securities in any jurisdiction where it is not so registered or licensed.

                    (ii)   (A)   in the event of any registration with respect
to any Warrant Shares pursuant to this Section, the Company will indemnify and hold harmless any Registered Holder whose Warrant Shares are being so registered and each person, if any, who controls such Registered Holder within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Registered Holder or such controlling person may be subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each such Registered Holder and each such controlling person for any legal or other expenses reasonably incurred by such Registered Holder or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, any preliminary prospectus of final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Registered Holder expressly for use in the preparation thereof. The Company will not be liable to a claimant to the extent of any misstatement corrected or remedied in any amended prospectus if the Company timely delivers a copy of such amended prospectus to such indemnified person and such indemnified person does not timely furnish such amended prospectus to such claimant. The Company shall not be required to indemnify any Registered Holder or controlling person for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by the Company.

                           (B)   Each such Registered Holder of Warrants and/or
Warrant Shares will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any such registration statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such registration statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Registered Holder expressly for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subparagraph 10(c)(ii)(B) shall not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by such Registered Holder.

                           (C)   In order to provide for just and equitable
contribution in any action in which a claim for indemnification is made pursuant to this subsection 10(c)(ii)(C) but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this subsection 10(c)(ii)(C) provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities ("Damages") to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Registered Holders on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Registered Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Registered Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission so that each Registered Holder whose Warrant Shares are being registered is responsible pro rata for the portion represented by the public offering price received by such Registered Holder from the sale of such Registered Holder's Warrant Shares, and the Company is responsible for the remaining portion; provided, however, that (i) no Registered Holder shall be required to contribute any amount in excess of the public offering price received by such Registered Holder from the sale of such Registered Holder's Warrant Shares and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. This subsection 10(c)(ii)(C) shall not be operative as to any Registered Holder of Warrant Shares to the extent that the Company has received indemnity under this subsection 10(c)(ii)(C).

               (d) Pursuant to that certain Registration Rights Agreement dated as of December 29, 1995, between the Company, and Fidelity Galileo Fund, L.P. and Fidelity Copernicus Fund, L.P. (collectively, "Fidelity"), the Company is obligated to file a registration statement registering 500,000 shares of Common Stock owned by Fidelity by March 15, 1996 (the

"Fidelity Registration"). The Registered Holder(s) hereby agrees that the registration of Warrant Shares at the same time as the Fidelity Registration, provided such registration becomes effective on the same terms as Section 2(a) of the Registration Rights Agreement (except that the Target Filing Date for purposes of this Warrant shall be April 30, 1996 and the Target Effective Date shall mean the date 90 days after April 30, 1996), shall satisfy and constitute exercise of the demand registration right set forth in subsection 10(a) herein.

     SECTION 11. Rights of Action. All rights of action with respect to this Warrant are vested in the Registered Holder of the Warrants, and the Registered Holder of a Warrant, without consent of the holder of any other Warrant, may, on his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in this Warrant.

     SECTION 12. Agreement of Warrantholder. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company that the Company may deem and treat the person in whose name the Warrant is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary.

     SECTION 13. Gender, Singular and Plural. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa.

     SECTION 14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws.

     SECTION 15. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid, as follows: if to the Registered Holder of a Warrant, at the address of such holder as shown on the registry books maintained by the Company; if to the Company, at 404 E. Huntington Drive, Monrovia, California 91016, Attention:
Chairman or President.

     SECTION 16. Binding Effect. This Warrant shall be binding upon and inure to the benefit of the Company (and its respective successors and assigns) and the holders from time to time of Warrants. Nothing in this Warrant is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person and duty, liability or obligation.

     SECTION 17. Termination. This Warrant shall terminate at the close of business on the Warrant Expiration Date.

     SECTION 18. Amendment. Any amendment, supplement or modification of or to any provision of this Warrant, any waiver of any provision of this Warrant and any consent to any departure by any party from the terms of any provision of this Warrant, shall be effective (i) only if it is made or given in writing and signed by the Company and by the beneficial owners of a majority of the Warrant Shares (assuming exercise of all outstanding Warrants), and (ii) only in the specific instance and for the specific purpose for which made or given.

     SECTION 19. Remedies. The Company stipulates that the remedies at law of the holders of the Warrants and of Warrant Shares in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of the Warrants are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or therein or by an injunction against a violation of any of the terms hereof or thereof, or otherwise.

     SECTION 20. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is unenforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

     IN WITNESS WHEREOF, the undersigned individual has signed this Warrant on behalf of the Company as of the date first above written.

                                               AMERIGON INCORPORATED


                                               By:
                                                    --------------------------
                                                    Lon E. Bell
                                                    President & CEO

                           FORM OF NOTICE OF EXERCISE

 (To be executed only upon partial or full exercise of the within Warrant)

The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases _______________ shares of Class A Common Stock of Amerigon Incorporated and herewith makes payment therefor in the amount of $__________, all at the price and on the terms and conditions specified in the within Warrant, and requests that a certificate for such shares hereby purchased be issued in the name of and delivered to (a) the undersigned or (b) ____________________, whose address is ______________________ and, if such shares shall not include all the Warrant Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of Warrant Shares not being purchased hereunder be issued in the name of and delivered to
(a) the undersigned or (b) ______________ whose address is ____________________.

Dated:  ______________ ____, _______

                                      -----------------------------------
                                      (Print Name of Holder)


                                      By:
                                          -------------------------------
                                         (Signature of Registered Holder)

                               FORM OF ASSIGNMENT

      (To be executed only upon the assignment of the within Warrant)

     FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns, and transfers unto _______________, whose address is ___________________, all of the rights of the undersigned under the within Warrant, with respect to ______ shares of Class A Common Stock of Amerigon Incorporated and, if such shares shall not include all the Warrant Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of Warrant Shares not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint __________________ Attorney to register such transfer on the books of Amerigon Incorporated maintained for the purpose, with full power of substitution in the premises.

Dated:  ______________ ____, _______



                                      ----------------------------------
                                      (Print Name of Holder)


                                      By:
                                          -------------------------------
                                         (Signature of Registered Holder)